SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported) :
                                December 19, 2001


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                   11-2408943
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)


  767 Fifth Avenue, New York, New York                   10153
(Address of principal executive offices)               (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.

On December 19, 2001, The Estee Lauder Companies Inc. issued a press release revising its outlook for fiscal 2002 second-quarter results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 THE ESTEE LAUDER COMPANIES INC.



Date:  December 19, 2001                       By:     /s/Richard W. Kunes
                                                      -------------------------
                                                          Richard W. Kunes
                                                         Senior Vice President
                                                     and Chief Financial Officer
                                                      (Principal Financial and
                                                        Accounting Officer)


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                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------

99.1             Press release dated December 19, 2001 of the Estee Lauder
                 Companies Inc.

                                                                    Exhibit 99.1





The                                                                         News
Estee                                                                   Contact:
Lauder                                                       Investor Relations:
Companies Inc.                                                   Dennis D'Andrea
                                                                  (212) 572-4384

767 Fifth Avenue                                                Media Relations:
New York, NY 10153                                                  Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

                   ESTEE LAUDER COMPANIES REVISES OUTLOOK FOR
                           FISCAL 2002 SECOND QUARTER

New York, NY, December 19, 2001 - The Estee Lauder Companies Inc. (NYSE:
EL) today announced it is revising its net sales and net earnings expectations for its fiscal 2002 second quarter. The lower expectations are primarily due to the significant inventory contraction by U.S. retailers. Despite erosion of economic conditions and consumer sentiment, at this point in the quarter, consumer take away of the Company's products has outpaced sell-in by approximately 5% in the U.S. In addition, the Company's freestanding retail stores continue to generate strong results. Excluding the travel retail business, net sales in Europe, the Middle East & Africa remain solid and continue to grow. Similarly, in the Asia/Pacific region, excluding Japan, business in most markets is performing exceptionally well.

Fred H. Langhammer, President and Chief Executive Officer, said, "The substantial inventory de-stocking by our retail customers is having an impact on our business. While we are encouraged with the positive retail sell-through, which is an important factor to drive future shipments, it is clear that U.S. retailers are taking a very conservative stance as they enter 2002. Overall, our brands continue to reflect the sound fundamentals of our business, which is supported by the retail take away. With historically low inventory levels at retail, we are well positioned when the economy begins to show signs of improvement and the sentiment of retailers improves. We are focusing on our growth strategies and deploying resources to execute those strategies as planned."

Net sales for the fiscal 2002 second quarter are now expected to decrease
1% to 2% on a constant currency basis versus last fiscal year's second quarter, and below previous expectations of sales growth of between 2% and 3%. Given the revised sales expectations, the Company anticipates that diluted earnings per share for the second quarter will be approximately
$.35 to $.37. Second quarter net sales in constant currency are expected to be led by high single-digit percentage growth in Asia/Pacific. The Americas is expected to report a low single-digit sales decline, as is Europe, the Middle East & Africa as a result of the significant shortfall in the Company's travel retail business, which is reported in this region. Excluding the travel retail business, Europe, the Middle East & Africa continues to show high single-digit growth. On a product category basis, in constant currency, the Company expects its strongest sales growth from hair care, off of a smaller base, followed by low single-digit increases in makeup and skin care, while fragrance sales are expected to post a low double-digit sales decline. The effect of exchange rates could reduce reported sales growth for the fiscal second quarter by approximately one percentage point.

Due to the economic uncertainty and shifting consumer attitudes and spending, particularly in the U.S., the Company does not plan to provide guidance on the full fiscal year until after the Christmas season is complete and its spring programs are in place.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "expect," "anticipate," "could," "plan," and "estimate" and those in Mr. Langhammer's remarks involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:

     (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

     (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;

     (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;

     (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

     (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

     (vi) changes in the laws,regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company in the United States and abroad;

     (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company sells its products and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;

     (viii) changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers and the cost and availability of capital to the Company, which may be needed for new equipment, facilities or acquisitions;

     (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);

     (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;

     (xi) changes in product mix to products which are less profitable;

     (xii) the Company's ability to develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;

     (xiii) the Company's ability to integrate acquired businesses and realize value therefrom; and

     (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone and Bumble and bumble.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.

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